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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Georgia Gulf Corporation on Form S-8 of our reports dated February 27, 2004, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2003 and 2002 (which reports express an unqualified opinion and include explanatory paragraphs relating to a change in the method of accounting for goodwill and other intangible assets in 2002, and the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 consolidated financial statements that were audited by other auditors who have ceased operations), appearing in the Annual Report on Form 10-K of Georgia Gulf Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
June 18, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM